Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944 FAX: 713-651-9980	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817-362-2461 FAX: 817-877-3782	9601 AMBERGLEN BLVD., SUITE 117 AUSTIN, TEXAS 78729-1106 512-249-7000 FAX: 512-233-2618

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the incorporation by reference to our firm in the form and context in which they appear in the Registration Statement on Form S-8 of Nabors Industries Ltd. We hereby further consent to the incorporation by reference to our report, dated January 27, 2012, setting forth the estimates of revenues from Nabors Industries Ltd.’s oil and gas reserves as of December 31, 2011, which was included as an exhibit to the Form 10-K of Nabors Industries Ltd. for the year ended December 31, 2011. We further consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693

September 28, 2012